UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________________

FORM 8-K

_______________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 27, 2010

The Interpublic Group of Companies, Inc.
(Exact Name of Registrant as Specified in Charter)
Delaware	1-6686	13-1024020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1114 Avenue of the Americas, New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 212-704-1200
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of The Interpublic Group of Companies, Inc. (“Interpublic”) was held on May 27, 2010.  The following matters were voted upon with the final results indicated below.

1.  The nominees listed below were elected directors with the respective votes set forth opposite their names:

				BROKER
NOMINEE	FOR	AGAINST	ABSTAIN	NONVOTES

Reginald K. Brack	382,486,748	13,131,686	200,467	19,387,675
Jocelyn Carter-Miller	389,111,656	6,540,462	166,783	19,387,675
Jill M. Considine	382,700,581	12,993,788	124,532	19,387,675
Richard A. Goldstein	387,846,904	7,833,028	138,969	19,387,675
Mary J. Steele Guilfoile	389,405,285	6,275,222	138,394	19,387,675
H. John Greeniaus	389,147,633	6,467,517	203,751	19,387,675
William T. Kerr	387,984,101	7,686,603	148,197	19,387,675
Michael I. Roth	382,323,834	13,180,713	314,354	19,387,675
David M. Thomas	389,160,505	6,542,060	116,336	19,387,675

2.  A proposal to approve confirmation of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for fiscal year 2010 was approved, with 410,879,560 votes cast FOR, 4,268,570 votes cast AGAINST and 58,446 abstentions.  There were no broker non-votes.

3.  A shareholder proposal regarding special shareholder meetings was defeated, with 259,288,777 votes cast AGAINST, 135,306,590 votes cast FOR and 1,223,534 abstentions.  There were 19,387,675 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE INTERPUBLIC GROUP OF COMPANIES, INC.
Date: May 28, 2010	By:	/s/ Nicholas J. Camera
Nicholas J. Camera Senior Vice President, General Counsel and Secretary